UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

PETROSHARE CORP.

(Exact name of registrant as specified in its charter)

Colorado	333-198881	46-1454523
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

7200 S. Alton Way, Suite B-220

Centennial, Colorado 80112

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement.

On October 5, 2016, PetroShare Corp. (the “Company”) entered into a letter agreement (the “Agreement”) with Phyllis Dowell, an individual, pursuant to which the Company agreed to purchase additional royalty interests in 10 of the Jacobucci wells in which the Company is currently participating as a non-operator. This purchase would increase the Company’s net revenue interest in each well by an average of approximately 2.3%. The Jacobucci wells, which are located within the Company’s Todd Creek Farms prospect, are currently being drilled and expected to be completed in late 2016 or early 2017. In exchange for the foregoing royalty interests, the Company has agreed to pay the seller $1,900,000 in cash. The transaction is scheduled to close on October 13, 2016 and is subject to certain closing conditions, including a satisfactory review of title.

The Company’s principal lender has an option under a participation agreement to acquire 50% of the Company’s interest in the royalty interests subject to the Agreement. In the event the transaction is successfully completed and the Company’s lender exercises its option, the Company’s cost and acquired interest would be proportionately reduced.

A copy of the Agreement is attached to this report as Exhibit 10.1. The description of the Agreement is qualified in its entirety by reference to the Agreement.

Item 9.01              Financial Statements and Exhibits.

See the Exhibit Index at the end of this report for a listing of the exhibits filed with this report.

Caution Concerning Forward-Looking Statements

This report contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements and information expressed, as of the date of this report, the Company’s estimates, forecasts, projections, expectations or beliefs as to certain future events and results.  These forward-looking statements include, among others, statements regarding the benefits that the Company expects from proposed transactions and plans and objectives of management for future operations.  Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate.  Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, actions of third parties over which the Company has no conrol, risks related to receipt of working capital, the level of success in exploration, development and production activities, possible defects in title to properties, the ability to negotiate acceptable surface-use agreements with landowners, fluctuations in the market price of precious crude oil and natural gas, industry risks, possible federal and/or state initiatives related to regulation of hydraulic fracturing, risks related to permitting and the projected timeframes to receive the necessary permits, environmental risks and hazards, uncertainty as to calculation of crude oil and natural gas resources and reserves and other risks described in the Company’s report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.  Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof.  The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law.

All forward-looking statements and information made in this report are qualified by this cautionary statement.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: October 12, 2016	By:	/s/ Stephen J. Foley
Stephen J. Foley, Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits filed with this report:

Exhibit Number	Description of Exhibit

2.1	Letter Agreement between the Company and Phyllis Dowell, dated October 5, 2016.